EXHIBIT 99.1

Preferred RX, LLC Financial Statements Years Ended December 31, 2013 and 2012

The report accompanying these financial statements was issued by
BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of
BDO International Limited, a UK company limited by guarantee.

Preferred RX, LLC

Tel: 214-969-7007 Fax: 214-953-0722 www.bdo.com	700 North Pearl, Suite 2000 Dallas, TX 75201

Report of Independent Registered Public Accounting Firm

To the Members of
Preferred RX, LLC
Arlington, Texas

We have audited the accompanying balance sheets of Preferred RX, LLC as of December 31, 2013 and 2012 and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Preferred RX, LLC at December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO USA, LLP
Dallas, Texas
September 30, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Preferred RX, LLC

Balance Sheets

December 31,	2013	2012

Assets
Current Assets
Cash and cash equivalents	$107,087	$127,590
Accounts receivable	192,824	218,000
Prepaid expenses and other current assets	2,035	-

Total current assets	301,946	345,590

Property and equipment, net	113,864	105,714

Other assets	5,380	5,380

Total Assets	$421,190	$456,684

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$71,712	$1,854
Accrued expenses and other current liabilities	196,838	265,974
Deferred revenue	9,464	5,160
Member loans	-	152,767

Total Liabilities	278,014	425,755

Commitments and Contingencies (see Note 7)

Members’ Equity
Common units, no par value (1,000 units authorized, issued and outstanding as of December 31, 2013 and 2012)	-	-
Paid-in capital	143,000	110,000
Retained earnings (accumulated deficit)	176	(79,071)

Total Members' Equity	143,176	30,929

Total Liabilities and Members' Equity	$421,190	$456,684

See accompanying notes to these financial statements.

Preferred RX, LLC

Statements of Operations

Years ended December 31,	2013	2012

Net Revenues	$2,587,233	$2,421,071

Costs and expenses
Personnel expenses	2,163,407	1,843,010
Selling, general and administrative	238,825	234,551
License fee for software from member	33,000	33,000
Administrative services from related parties	15,920	22,823
Depreciation and amortization	46,439	36,269

Total costs and expenses	2,497,591	2,169,653

Operating income	89,642	251,418

Other income	219	274
Interest on member loans	(3,463)	(12,673)

Total other income (expenses)	(3,244)	(12,399)

Earnings before provision for income taxes	86,398	239,019

Income tax expense	7,151	7,446

Net Income	$79,247	$231,573

Basic and diluted income per unit	$79.25	$231.57
Weighted average units outstanding	1,000	1,000

See accompanying notes to these financial statements.

Preferred RX, LLC

Statements of Members’ Equity

				Retained
				Earnings
	Common Interest		Paid-in	(Accumulated
	Units	Amount	Capital	Deficit)	Total
Balance December 31, 2011	1,000	$-	$77,000	$(86,634)	$(9,634)
Distributions to members	-	-	-	(224,010)	(224,010)
License fee for software contributed by a member	-	-	33,000	-	33,000
Net Income	-	-	-	231,573	231,573
Balance December 31, 2012	1,000	-	110,000	(79,071)	30,929
License fee for software contributed by a member	-	-	33,000	-	33,000
Net Income	-	-	-	79,247	79,247
Balance December 31, 2013	1,000	$-	$143,000	$176	$143,176

See accompanying notes to these financial statements.

Preferred RX, LLC

Statements of Cash Flows

Years ended December 31,	2013	2012

Cash flows provided by operating activities
Net income	$79,247	$231,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,439	36,269
Paid-in kind interest	3,463	12,673
License fee for software contributed by a member	33,000	33,000
Changes in operating assets and liabilities:
Accounts receivable	25,176	(109,234)
Prepaid expenses and other assets	(2,035)	365
Accounts payable and accrued expenses	722	61,356
Deferred revenue	4,304	5,160

Net cash provided by operating activities	190,316	271,162

Cash flows used for investing activities
Purchases of property and equipment	(54,589)	(41,754)

Net cash used for investing activities	(54,589)	(41,754)

Cash flows used for financing activities
Repayment of member loans	(156,230)	(69,228)
Distributions to members	-	(224,010)

Net cash used for financing activities	(156,230)	(293,238)

Net decrease in cash	(20,503)	(63,830)

Cash and cash equivalents at beginning of year	127,590	191,420

Cash and cash equivalents at end of year	$107,087	$127,590

Supplemental disclosure of cash flow information
Cash paid for income taxes	7,151	7,446

See accompanying notes to these financial statements.

Preferred RX, LLC

Notes to Financial Statements

1.	Basis of Presentation and Plan of Operations

Organization and Description of Regulations Operating Agreement

Preferred RX, LLC (“Preferred RX” or the “Company”) was organized as a Texas limited liability company on July 11, 2006. The Company is engaged in the business of providing pharmacy services to medical facilities and patients of the facilities, primarily the coordination of delivery of prescriptions to the facilities when their normal pharmacy is unavailable, such as nights, weekends and holidays. The Company also provides on-call and call center solutions, including remote order entry and verification services. The Company has pharmacy licenses in approximately 40 states and its operations are conducted from its Arlington, Texas facility.

The operations of the Company are governed by a Regulations Operating Agreement (“Agreement”) dated July 25, 2006. Every member is entitled to vote in accordance with his or her interest in the Company held by him or her on the record date for a meeting with no varying rights among the members. The members contribute capital to the Company in accordance with the amounts set forth in the Agreement. As of December 31, 2013, the Company was comprised of eight members and 1,000 membership units are issued and outstanding.

2.	Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States (“U.S. GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Significant estimates and assumptions involved include the collectability of accounts receivable and long-lived assets valuation. Actual results could materially differ from these estimates.

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing and expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations.

The Company's pharmacy is subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing and/or approvals could prevent the continued operations of such pharmacies. Management believes that the Company is operating in compliance with all applicable laws and regulations.

Preferred RX, LLC

Notes to Financial Statements

Governmental Regulations

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and the Company’s pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company's operations and it currently has a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or licenses could adversely affect the continued operations of the Company's business.

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of products and/or services. Violation of these laws can result in a loss of licensure, civil and criminal penalties and exclusion from various federal and state healthcare programs. The Company expends considerable resources in connection with compliance efforts. Management believes that the Company is in compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be in compliance with new standards or regulations. Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company deposits its cash with federally insured financial institutions, which at times may have balances that exceed Federal Deposit Insurance Corp insurance limitations. Management believes the risk of loss related to the excess balances is minimal.

Accounts Receivable and Allowances

The Company's accounts receivable primarily consists of amounts due from a third party medical prescription benefit management company. Management periodically reviews the accounts receivable to assess collectability and estimate potential doubtful accounts. Accounts receivable are written off after collection efforts have been completed in accordance with the Company’s policies. The allowance for doubtful accounts allowance reduces the carrying value of the account receivable to their net realizable value. As of December 31, 2013 and 2012, all accounts receivable were deemed to be collectable and no accounts receivable were written off for the years then ended.

Preferred RX, LLC

Notes to Financial Statements

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and seven years. The Company’s property and equipment consist of computer equipment and information systems, and leasehold improvements on facility build-outs. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms, typically five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Long-lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. During the years ended December 31, 2013 and 2012, no impairments of property and equipment were recognized.

Revenue Recognition

Revenues are recognized only when the services are performed, there is evidence of an arrangement, the Company determines that the fee is fixed or determinable and collection of the fee included in the arrangement is considered probable. When determining whether the fee is considered fixed or determinable and collection is probable, the Company considers a number of factors including the creditworthiness of the customer and the contractual payment terms. If a customer is not considered creditworthy, all revenue under arrangements with that customer is recognized upon receipt of cash.

For fiscal year 2013 and 2012, approximately 93% of the Company's revenues are derived from MedCall, LLC (see Note 8), a pharmacy benefit manager (“PBM”) who is responsible for servicing the clients of the PBM. The remaining 7% of the Company’s revenues are derived from pharmacy consultations to hospice facilities based on an agreed upon weekly rate. The agreement between the Company, the PBM and the clients of the PBM includes multiple element deliverables. The Company accounts for multiple element arrangements in accordance with the guidance included in Accounting Standard Codification (“ASC”) 605-25. The multiple element arrangements entered into generally consist of bundled services which include a flat weekly billing rate for pharmacists’ services and a per-transaction billing rate to provide for the coordination of the delivery of prescriptions. Each of the Company’s billing elements is considered a separate unit of accounting due to each element having value to the customer on a stand-alone basis. The selling price for each unit of accounting is determined using management’s estimated selling price which historically has approximated the price stated in the respective contract. On the pharmacists’ services, revenues are initially recognized as deferred revenue and subsequently amortized ratably on a straight-line basis over the service period. Deferred revenue amounted to $9,464 and $5,160 at December 31, 2013 and 2012, respectively. On the coordination of the delivery of prescriptions, revenues are recognized at the per transaction billing rate at the date of the transaction for coordination of prescription deliveries.

Preferred RX, LLC

Notes to Financial Statements

Income Taxes

The Company is a limited liability company treated as a pass-through entity under the Internal Revenue Code. As such, the Company does not pay federal corporate income taxes; however, its income and expenses are included in the federal income tax returns of its members.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. There were no amounts recorded as a liability for unrecognized tax benefit in any of the periods presented.

Because the Company is a pass-through entity for federal income tax purposes and for substantially all of the state jurisdictions in which it is required to file an income tax return, the effect of any changes in tax positions that result from an examination of its tax returns are borne principally by the individual members. Tax returns for 2009 and later are still subject to examination by the federal and state tax authorities. Any penalties and interest assessed by taxing authorities are included in income tax expense. There were no such amounts included in income tax expense in the years ended December 31, 2013 and 2012.

The Company incurs state franchise taxes and the financial statements include a provision for the franchise tax effect of transactions reported in the financial statements. State franchise tax expense for the years ended December 31, 2013 and 2012 which is included in income tax expense was $7,151 and $7,446, respectively.

Fair Values of Financial Instruments

The Company accounts for financial instruments in accordance with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which provides a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Preferred RX, LLC

Notes to Financial Statements

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

Level 3 — Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Management believes that the carrying amounts of the Company's financial instruments, consisting primarily of cash and cash equivalents, accounts receivable, member loans, accounts payable and accrued expenses approximated their fair values at December 31, 2013 and 2012, due to their short-term nature.

Business Segment

The Company has one operating and reporting segment consisting of providing pharmacy services to medical facilities, primarily the coordination and delivery of prescriptions to the medical facilities when the facilities’ normal pharmacy hours is unavailable. The Company’s chief operating decision maker is considered to be the Managing Partner. The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single reporting segment level.

Net Income Per Unit

Basic net income per unit is computed by dividing the net income available to members by the weighted average number of units outstanding during the period. Diluted net income per unit is computed by dividing the net income available to members by the weighted average number of units and potentially dilutive securities outstanding during the period, using the treasury stock method. Potentially dilutive securities are excluded from the computations of diluted earnings per unit if their effect would be antidilutive. For the years ended December 31, 2013 and 2012 there were no potentially dilutive securities.

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-11, Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, an amendment to FASB ASC Topic 740, Income Taxes ("FASB ASC Topic 740"). This update clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. Retrospective application is permitted. The Company is currently evaluating the impact on its financial statements and financial statement disclosures.

Preferred RX, LLC

Notes to Financial Statements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, as a new Topic, Accounting Standards Codification Topic 606. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for annual periods beginning after December 15, 2016 and shall be applied retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company is currently evaluating the impact of the Company’s pending adoption of ASU 2014-09 on its financial statements and has not yet determined the method by which the Company will adopt the standard in 2017.

3.	Property and Equipment

Property and equipment consisted of the following at December 31, 2013 and 2012:

	2013	2012
Computer equipment and information systems	$225,239	$170,650
Leasehold improvements	24,114	24,114
	249,353	194,764
Less: accumulated depreciation and amortization	(135,489)	(89,050)
	$113,864	$105,714

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 was $46,439 and $36,269, respectively. Depreciation and amortization expenses are included in total operating expenses on the statements of operations.

4.	Line of Credit

On April 29, 2013, the Company opened a Commercial Line of Credit (“Line”) with a related party lender to support working capital needs which expired on April 10, 2014. The Line was capped at the lower of $100,000 or a borrowing base, with borrowings bearing interest at 6.0%. The Line was not used during its term and the line was closed upon expiration with all obligations fulfilled. The Line was secured by the assets of the Company. The lien by the lender was terminated with the expiration of the Line. Fees paid on the Line were immaterial to these financial statements.

5.	Related Party Transactions

Transactions with related parties and their affiliates are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other unaffiliated third parties, and do not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. For the years ended December 31, 2013 and 2012, related parties include the following:

Preferred RX, LLC

Notes to Financial Statements

Member loans represent amounts due to members for loans made in prior years to support working capital. Four members contributed funds which were considered loans, which bore interest at 7.0% per annum. The loans plus accrued interest were repaid in full in December 2013. Interest expense in the amounts of $3,463 and $12,673, were included in the statements of operations in 2013 and 2012, respectively.

During the years ended December 31, 2013 and 2012, the Company used a company owned by a member for accounting services and incurred $12,320 and $11,000, respectively in fees which are included in Administrative services from related parties in the statements of operations. At December 31, 2013 and 2012, accounts payable to the related party were approximately $200 and $1,823, respectively.

During the year ended December 31, 2013 and 2012, the Company used a company owned by a member for financial consulting services and incurred approximately $3,600 and $11,823, respectively in fees which are included in Administrative services from related parties in the statements of operations. At December 31, 2013 and 2012, there were no amounts payable to the related party.

One of the members of the Company also serves on the board of directors of the Company’s bank.

The Company licenses its call center software from a Member and recorded a license fee of $33,000 in the statements of operations in both 2013 and 2012. The license fee is based on the estimated fair value for the use of the software and is considered as contributed paid in capital for both 2013 and 2012.

6.	Employee Benefit Plan

The Company sponsors a Savings Incentive Match Plan for Employees (SIMPLE) of Small Employers, which covers all employees of the Company that meet the eligibility requirements. Participants in the Plan are allowed to contribute up to the maximum allowable amount by IRS regulations. Contributions to the Plan by the Company match the employees’ contribution up to 100% of the first 3% the employee contributes. The Company made match contributions of $25,331 and $19,578 in 2013 and 2012, respectively.

7.	Commitments and Contingencies

Operating Leases

The Company occupies a facility under an operating lease agreement expiring on May 31, 2017, with monthly payments of $4,796. The Company recognizes rent expense on a straight -line basis. Additionally, the Company leases certain telecom equipment under an operating lease agreement expiring on February 28, 2016 with monthly minimum payments of $1,249. Future minimum lease commitments under the Company’s operating leases are as follows:

Preferred RX, LLC

Notes to Financial Statements

For the years ending December 31,
2014	$72,540
2015	72,540
2016	60,050
2017	23,980
2018 and thereafter	-
$229,110

Total rent expense for the years ended December 31, 2013 and 2012, was $54,672 and $56,082, respectively, and was included in selling, general and administrative expenses in the statements of operations.

Legal Matters

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance that the Company will not be sued, that any such lawsuit will not exceed the Company’s insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. In the opinion of management, the Company is not currently involved in any litigation which it believes could have a material adverse effect on the Company's financial position or results of operations.

8.	Major Customer

The following approximates the concentration of revenue and accounts receivable as of December 31, 2013 and 2012 and for the years then ended:

	2013	2012
MedCall, LLC as a % of accounts receivable	90.2%	97.0%
MedCall, LLC as a % of revenue	93.4%	93.7%

The term of the contract with the major customer commenced in January 2009 and is subject to renewal every two years.

Preferred RX, LLC

Notes to Financial Statements

9.	Subsequent Events

On July 9, 2014 the Company signed a non-binding letter of intent with SMSA Gainesville Acquisition Corp. (“SMSA”) to sell all of its issued and outstanding members’ units. The purchase price from SMSA is expected to be between $350,000 and $500,000 based on the last twelve months (July 1, 2013 through June 30, 2014) adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the letter of intent. The purchase price is payable in any combination of cash at close, or earn-out payments paid quarterly, in arrears, based on 100% of the Adjusted EBITDA of the Company’s existing business for the twelve month period from the close of the transaction. This transaction is expected to close in September 2014.

The Company has performed a review of events subsequent to the financial condition date of December 31, 2013 through September 30, 2014, the date the financial statements were available to be issued.